Exhbit 99.8(z)(6)

SIXTH AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Sixth Amendment to Administrative Services Agreement (“Amendment”) is entered into by and among PACIFIC LIFE INSURANCE COMPANY, a Nebraska corporation (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A of the Participation Agreement (as defined below) as may be amended from time to time; and LEGG MASON INVESTOR SERVICES, LLC, a Maryland limited liability company (the “Distributor”);

WHEREAS, the parties entered into an Administrative Services Agreement dated April 3, 2007, as amended (the “Agreement”);

WHEREAS, the Distributor serves as the Distributor of shares of the Legg Mason Partners Variable Equity Trust, a Maryland Corporation and Legg Mason Partners Variable Income Trust, a Maryland Corporation (each a “Fund”, collectively the “Funds”), an open-end management investment company organized as a Maryland corporation and registered with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Company is the issuer of variable annuity contracts and variable life insurance policies (the “Contracts”); and

WHEREAS, the Company has entered into a participation agreement, April 3, 2007, as amended (the “Participation Agreement”), with the Fund, pursuant to which the Fund has agreed to make shares of certain of its portfolios, listed in on Schedule A, as such Schedule may be amended from time to time (the “Portfolios”), available for purchase by one or more of the Company’s separate accounts or divisions thereof (each, a “Separate Account”) for Contract owners to allocate Contract value; and

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.     Schedule A of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule A of the Agreement.

To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control.  Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.  Capitalized terms not defined in this Amendment shall have the definition set forth in the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives as of August 1, 2020.

Company:

PACIFIC LIFE INSURANCE COMPANY

By its authorized officer:

	By:	/s/ Sharon Campbell

Name: Sharon Campbell

Title: Assistant Vice President

Date: 8/20/2020

Distributor:

LEGG MASON INVESTOR SERVICES, LLC

By its authorized officer:

	By:	/s/ Jeremy O’Shea

Name: Jeremy O’Shea

Title: COO US Distribution

Date: 9/4/2020

SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Fund Trust Name	Portfolio Fund Name	Class	CUSIP	Symbol	Administrative Services Fee

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Aggressive Growth Portfolio	I	52467X203	QLMGOX	20 bps annual compensation on assets
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Aggressive Growth Portfolio	II	52467X872	QLMGTX

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	I	52467X708	QLMMIX	10 bps annual compensation on assets up to and including $250MM 15 bps annual compensation on assets in excess of $250MM
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	II	52467X856	QLMPTX

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	I	52467M843	QLMSIX	10 bps annual compensation on assets up to and including $250MM 15 bps annual compensation on assets in excess of $250MM
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	II	52467M819	QLMSTX

Legg Mason Partners Variable Income Trust	Western Asset Variable Global High Yield Bond Portfolio	I	52467K839	QLMYIX	10 bps annual compensation on assets up to and including $250MM 15 bps annual compensation on assets in excess of $250MM
Legg Mason Partners Variable Income Trust	Western Asset Variable Global High Yield Bond Portfolio	II	52467K821	QLMYTX

Legg Mason Partners Variable Income Trust	Western Asset Core Plus VIT Portfolio	I	52467K771	QLMHIX	10 bps annual compensation on assets up to and including $250MM 15 bps annual compensation on assets in excess of $250MM
Legg Mason Partners Variable Income Trust	Western Asset Core Plus VIT Portfolio	II	52467K755	LVITX